UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2004

Laser Mortgage Management, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-13563	22-3535916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mariner Mortgage Management, Inc. 780 Third Avenue, 16th Floor, New York, New York	10017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone no., including area code (416) 226-2900

NA

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Laser Mortgage Management, Inc. (the “Company”), announced that the final liquidation distribution to be paid on July 20, 2004 to holders of record of the Company’s common stock as of July 5, 2004 pursuant to the company’s plan of liquidation and dissolution will be $0.8623029 per outstanding share of common stock.

The Company has been advised that this final distribution should be treated as a distribution in a complete liquidation. As such, the final liquidation distribution should not be treated as a dividend received by a stockholder, but rather as if the stockholder had sold its shares. Therefore, a stockholder should recognize gain or loss with respect to each share held by the stockholder, measured by the difference between the total amount of cash received by the stockholder with respect to such share and the stockholder’s basis in that share.

Stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences to them of receiving the final liquidation distribution.

This is the final liquidating distribution and no further distributions will be made. The share record books of the Company will be closed and the stock certificates will be deemed worthless and represent only the right to receive the final liquidation distribution as of the close of business on the payment date.

The complete text of the Company’s press release, dated July 12, 2004, is set forth as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

None.

(b) Pro Forma Financial Statements

None.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER MORTGAGE MANAGEMENT, INC.

By:	/S/ CHARLES R. HOWE, II
Name: Charles R. Howe, II
Title: Chief Financial Officer, Treasurer and Secretary

Date: July 13, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 12, 2004.